Exhibit 99.2

Inventergy Announces Agreement with Fortress Investment Group

CAMPBELL, CA -- (Marketwired) – September 29, 2016 -- Inventergy Global, Inc. (NASDAQ: INVT), an intellectual property licensing and innovation company (“Inventergy”), announced today that it has entered into a definitive agreement (the “Agreement”) with affiliates of Fortress Investment Group (NYSE: FIG) (“Fortress”) to amend their existing note agreement. Under terms of the agreement, Fortress will defer the September 30, 2016 amortization payment and waive minimum liquidity requirements until October 30, 2016. This extension is intended to provide time for Inventergy and Fortress to conclude discussions outlined in a signed non-binding letter of Intent (the “Letter”) under which Fortress would have the right to fund an enhanced enforcement program to further monetize Inventergy’s 760 telecommunication patent assets.

In addition to working with Fortress to engage in the monetization of the current patent assets when the discussions are concluded, Joe Beyers and the rest of the Inventergy management team are aggressively driving new initiatives within the Inventergy Innovations program. This includes the hire of Ken Cannizzaro, who joined the team when Inventergy Innovations was created. Mr. Cannizzaro previously worked with Mr. Beyers at Hewlett-Packard where they created a multi-hundred million dollar a year technology licensing program similar to the Inventergy Innovations model. In the past five months, Inventergy Innovations has completed four partnership agreements and one additional letter of intent, with others expected soon from a pipe-line of more than 10 additional prospects. Significant progress is also being made by the current partnerships with the first results of this effort announced recently.

The Letter is non-binding and subject to the execution of a definitive agreement between the parties, which is expected to be entered into within the next 30 days. Additional information regarding the terms of the Agreement and the Letter will be available in the Current Report on Form 8-K to be filed today with the Securities and Exchange Commission. Inventergy has not yet determined the accounting treatment of this potential transaction on its financial statements in future periods.

inventergy.com  / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008

About Inventergy Global, Inc.

Inventergy Global, Inc. is a Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the Company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 and other technology companies in leveraging the value of their innovations to achieve greater returns. For more information about Inventergy, visit www.inventergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. These statements may be identified by the use of words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "should," "seek" and similar expressions and include any projections or estimates set forth herein. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, that actual results may differ materially from those projected in the forward-looking statements.

Contact:

Robert Haag

IRTH Communications

INVT@irthcommunications.com

866-976-4784

inventergy.com  / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008